UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 2, 2014

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code) (949) 769-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 2, 2014, Pro-Dex, Inc. (“Pro-Dex” or the “Company”) made an initial deposit in the amount of $10,000 to open an escrow account to facilitate the purchase of substantially all of the assets of a Northern California-based sole proprietorship (“Target”) that is engaged in the manufacture of machined parts, primarily for customers in the oil and electronics industries (the “Transaction”). The initial deposit was made pursuant to an Asset Purchase Agreement between the Company and Target dated June 23, 2014 (the “Agreement”), which Agreement became effective upon the Company making the initial deposit. Pursuant to the terms of the Agreement, the Company is required to make another $10,000 deposit upon the Company’s satisfactory completion of due diligence. The deposits, less escrow costs, are refundable to the Company if the Transaction is not consummated due to a failure of certain closing conditions to be satisfied.

The aggregate purchase price for the Transaction is $225,000 (inclusive of deposit amounts), subject to adjustment for Target’s inventory at closing. Upon consummation of the Transaction, the Company will pay the balance of the purchase price and the deposits will be released to Target. The Asset Purchase Agreement contains representations, warranties, covenants and closing conditions customary for a transaction of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: July 9, 2014	By:	/s/	Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer & Chief Financial Officer